Exhibit 99.2

DCT INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

2017

SECOND QUARTER

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Second Quarter 2017 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$104,217	$95,597	$209,641	$189,574
Institutional capital management and other fees	304	305	776	698
Total revenues	104,521	95,902	210,417	190,272

OPERATING EXPENSES:
Rental expenses	9,226	8,986	18,688	19,035
Real estate taxes	15,529	15,054	32,295	29,655
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
General and administrative	7,821	7,358	15,013	13,620
Casualty (gain) loss	—	162	(270)	162
Total operating expenses	74,023	71,461	148,778	142,443
Operating income	30,498	24,441	61,639	47,829

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	2,737	935	4,253	1,819
Gain on dispositions of real estate interests	28,076	12,955	28,102	43,052
Interest expense	(16,805)	(15,635)	(33,560)	(32,057)
Interest and other income (expense)	(7)	48	(12)	563
Impairment loss on land	(938)	—	(938)	—
Income tax expense and other taxes	(69)	(172)	(203)	(288)
Consolidated net income of DCT Industrial Trust Inc.	43,492	22,572	59,281	60,918
Net income attributable to noncontrolling interests	(1,858)	(1,154)	(2,688)	(3,109)
Net income attributable to common stockholders	41,634	21,418	56,593	57,809
Distributed and undistributed earnings allocated to participating securities	(162)	(106)	(323)	(334)
Adjusted net income attributable to common stockholders	$41,472	$21,312	$56,270	$57,475

NET EARNINGS PER COMMON SHARE:
Basic	$0.45	$0.24	$0.61	$0.65
Diluted	$0.45	$0.24	$0.61	$0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92,307	89,748	92,030	89,066
Diluted	92,429	90,184	92,156	89,490

Second Quarter 2017 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (unaudited, amounts in thousands)

	June 30, 2017	December 31, 2016
ASSETS:
Operating portfolio	$4,139,292	$4,123,130
Value-add acquisitions	31,233	54,512
Properties under development	246,643	161,381
Properties in pre-development	70,318	52,998
Properties under redevelopment	19,948	29,754
Land held	4,026	7,698
Total investment in properties	4,511,460	4,429,473
Less accumulated depreciation and amortization	(891,553)	(839,773)
Net investment in properties	3,619,907	3,589,700
Investments in and advances to unconsolidated joint ventures	85,055	95,606
Net investment in real estate	3,704,962	3,685,306
Cash and cash equivalents	17,229	10,286
Restricted cash	38,339	7,346
Straight-line rent and other receivables, net	78,649	79,889
Other assets, net	21,524	25,315
Assets held for sale	6,246	—
Total assets	$3,866,949	$3,808,142

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$95,604	$93,097
Distributions payable	30,032	29,622
Tenant prepaids and security deposits	34,745	32,884
Other liabilities	37,426	37,403
Intangible lease liabilities, net	19,863	21,421
Line of credit	133,000	75,000
Senior unsecured notes	1,328,122	1,351,969
Mortgage notes	163,608	201,959
Liabilities related to assets held for sale	190	—
Total liabilities	1,842,590	1,843,355
Total stockholders’ equity	1,924,389	1,862,049
Noncontrolling interests	99,970	102,738
Total liabilities and equity	$3,866,949	$3,808,142

Second Quarter 2017 Supplemental Reporting Package	Page 4

Funds From Operations (“FFO”) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$41,634	$21,418	$56,593	$57,809
Adjustments:
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
Equity in earnings of unconsolidated joint ventures, net	(2,737)	(935)	(4,253)	(1,819)
Equity in FFO of unconsolidated joint ventures(1)	3,394	2,451	6,632	4,818
Gain on dispositions of real estate interests	(28,076)	(12,955)	(28,102)	(43,052)
Noncontrolling interests in the above adjustments	(664)	(1,411)	(2,499)	(2,097)
FFO attributable to unitholders	2,095	2,182	4,349	4,443
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,093	50,651	115,772	100,073
Adjustments:
Impairment loss on land	938	—	938	—
Acquisition costs	—	72	13	92
Hedge ineffectiveness (non-cash)	(24)	357	6	1,420
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,007	$51,080	$116,729	$101,585

FFO per common share and unit – basic	$0.59	$0.54	$1.20	$1.07
FFO per common share and unit – diluted	$0.59	$0.53	$1.20	$1.06

FFO, as adjusted, per common share and unit – basic	$0.60	$0.54	$1.21	$1.08
FFO, as adjusted, per common share and unit – diluted	$0.60	$0.54	$1.21	$1.08

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	92,307	89,748	92,030	89,066
Participating securities	520	592	494	550
Units	3,520	4,039	3,592	4,138
FFO weighted average common shares, participating securities and units outstanding – basic	96,347	94,379	96,116	93,754
Dilutive common stock equivalents	122	436	126	424
FFO weighted average common shares, participating securities and units outstanding – diluted	96,469	94,815	96,242	94,178

Reconciliation of net operating income (“NOI”) to FFO:
NOI(3)(4)	$79,462	$71,557	$158,658	$140,884
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	3,394	2,451	6,632	4,818
Institutional capital management and other fees	304	305	776	698
Casualty gain (loss)	—	(162)	270	(162)
General and administrative expense	(7,821)	(7,358)	(15,013)	(13,620)
Impairment loss on land	(938)	—	(938)	—
Interest expense	(19,892)	(18,296)	(39,332)	(37,665)
Capitalized interest expense	3,087	2,661	5,772	5,608
Interest and other income (expense)	(7)	48	(12)	563
Income tax expense and other taxes	(69)	(172)	(203)	(288)
FFO attributable to noncontrolling interests	(427)	(383)	(838)	(763)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,093	50,651	115,772	100,073
Adjustments:
Impairment loss on land	938	—	938	—
Acquisition costs	—	72	13	92
Hedge ineffectiveness (non-cash)	(24)	357	6	1,420
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$58,007	$51,080	$116,729	$101,585

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(4)	Includes assets held for sale.

Second Quarter 2017 Supplemental Reporting Package	Page 5

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
NOI:
Rental revenues	$104,217	$95,597	$209,641	$189,574
Rental expenses and real estate taxes	(24,755)	(24,040)	(50,983)	(48,690)
NOI(1)	$79,462	$71,557	$158,658	$140,884

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	65,712	64,464	65,712	64,464
Average occupancy	95.6%	94.0%	95.3%	93.9%
Occupancy as of period end	95.7%	94.6%	95.7%	94.6%

CONSOLIDATED OPERATING PORTFOLIO:(2)
Square feet as of period end	63,812	62,917	63,812	62,917
Average occupancy	97.3%	96.0%	97.3%	95.6%
Occupancy as of period end	97.5%	96.2%	97.5%	96.2%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$74,934	$61,669	$74,934	$61,669
Straight-line rents – increase to revenue, net of related bad debt expense	$822	$5,694	$4,220	$11,151
Free rent	$1,173	$5,381	$4,704	$11,356
Revenue from lease terminations	$435	$572	$936	$652
Bad debt expense, excluding expense related to straight-line rent receivable	$(124)	$(20)	$(11)	$91
Net amortization of below market rents – increase to revenue	$712	$769	$1,444	$1,480
Scheduled principal amortization	$1,616	$2,134	$3,230	$3,309
Capitalized interest	$3,087	$2,661	$5,772	$5,608
Non-cash interest expense	$1,421	$1,605	$2,690	$3,918
Stock-based compensation amortization	$1,578	$1,438	$3,004	$2,740
Capitalized indirect leasing costs(3)	$649	$807	$1,427	$1,725
NOI for properties sold during current quarter	$604	N/A	$1,436	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$48,988	$48,439	$78,692	$109,086
Redevelopment	1,245	6,381	4,154	8,781
Due diligence	1,089	912	1,563	2,056
Casualty expenditures	32	452	56	964
Building and land improvements	5,218	3,888	6,110	5,008
Tenant improvements and leasing costs(3)	6,963	11,007	16,690	22,307
Total capital expenditures	$63,535	$71,079	$107,265	$148,202

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)	Capitalized indirect leasing costs are included in “Tenant improvements and leasing costs.”

Second Quarter 2017 Supplemental Reporting Package	Page 6

Same-Store Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended June 30,
Quarterly Same-Store Portfolio Analysis (Straight-Line Basis)(1)	2017	2016	Percentage Change
Number of properties	376	376
Square feet as of period end	59,496	59,496
Average occupancy	97.1%	97.0%	0.1%
Occupancy as of period end	97.3%	97.3%	0.0%

Rental revenues	$93,982	$91,353	2.9%
Less: revenue from lease terminations	(435)	(22)
Add: early termination straight-line rent adjustment	117	22
Rental revenues, excluding revenue from lease terminations	93,664	91,353	2.5%
Rental expenses and real estate taxes	(22,435)	(23,002)	(2.5)%
NOI, excluding revenue from lease terminations(2)	$71,229	$68,351	4.2%

Quarterly Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$93,316	$85,789	8.8%
Less: revenue from lease terminations	(435)	(22)
Add: early termination straight-line rent adjustment	117	22
Rental revenues, excluding revenue from lease terminations	92,998	85,789	8.4%
Rental expenses and real estate taxes	(22,435)	(23,003)	(2.5)%
Cash NOI, excluding revenue from lease terminations(2)	$70,563	$62,786	12.4%

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
Annual Same-Store Portfolio Analysis (Straight-Line Basis)(3)	2017	2016	Percentage Change	2017	2016	Percentage Change
Number of properties	367	367		367	367
Square feet as of period end	56,696	56,696		56,696	56,696
Average occupancy	96.9%	96.9%	0.0%	96.9%	96.5%	0.4%
Occupancy as of period end	97.1%	97.2%	(0.1)%	97.1%	97.2%	(0.1)%

Rental revenues	$88,800	$86,537	2.6%	$179,391	$172,710	3.9%
Less: revenue from lease terminations	(435)	(22)		(936)	(102)
Add: early termination straight-line rent adjustment	117	22		134	132
Rental revenues, excluding revenue from lease terminations	88,482	86,537	2.2%	178,589	172,740	3.4%
Rental expenses and real estate taxes	(21,438)	(21,995)	(2.5)%	(44,306)	(44,653)	(0.8)%
NOI, excluding revenue from lease terminations(2)	$67,044	$64,542	3.9%	$134,283	$128,087	4.8%

Annual Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$88,370	$82,921	6.6%	$177,317	$164,849	7.6%
Less: revenue from lease terminations	(435)	(22)		(936)	(102)
Add: early termination straight-line rent adjustment	117	22		134	132
Rental revenues, excluding revenue from lease terminations	88,052	82,921	6.2%	176,515	164,879	7.1%
Rental expenses and real estate taxes	(21,438)	(21,996)	(2.5)%	(44,312)	(44,646)	(0.7)%
Cash NOI, excluding revenue from lease terminations(2)	$66,614	$60,925	9.3%	$132,203	$120,233	10.0%

(1)
Includes all consolidated stabilized acquisitions acquired before April 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to April 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(3)
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Second Quarter 2017 Supplemental Reporting Package	Page 7

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
SECOND QUARTER 2017		(in thousands)			(in months)	(in thousands)
New	28	1,150	6.9%	27.8%	64	$4,175	$3.63
Renewal	28	1,759	24.3%	47.5%	46	2,480	1.41
Value-add acquisition, development and redevelopment	5	720	N/A	N/A	56	N/A	N/A
Total/Weighted Average	61	3,629	17.8%	40.2%	54	$6,655	$2.29
Weighted Average Retention(4)	71.3%

YEAR TO DATE 2017
New	46	1,976	10.3%	27.6%	57	$7,489	$3.79
Renewal	55	3,639	16.8%	35.2%	52	4,876	1.34
Value-add acquisition, development and redevelopment	10	1,275	N/A	N/A	58	N/A	N/A
Total/Weighted Average	111	6,890	14.6%	32.6%	54	$12,365	$2.20
Weighted Average Retention(4)	70.8%

FOUR QUARTERS ROLLING
New	78	3,230	9.2%	24.9%	57	$15,020	$4.65
Renewal	108	6,620	12.1%	27.2%	52	9,202	1.39
Value-add acquisition, development and redevelopment	19	2,162	N/A	N/A	65	N/A	N/A
Total/Weighted Average	205	12,012	11.2%	26.5%	56	$24,222	$2.46
Weighted Average Retention(4)	77.3%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.

(2)	Assumes no exercise of lease renewal options, if any.

(3)
The estimated turnover costs associated with leases signed on Value-Add Acquisitions, developments and Redevelopments are included in the total projected costs for those investments and are therefore excluded from the leasing statistics.

(4)	Excludes leases signed on Value-Add Acquisitions, developments and Redevelopments.

Second Quarter 2017 Supplemental Reporting Package	Page 8

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2017(2)		2018		2019
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	80	1.1%	746	10.0%	1,070	14.3%
Baltimore/Washington D.C.	5	0.3%	237	11.9%	435	21.9%
Charlotte	—	0.0%	—	0.0%	—	0.0%
Chicago	377	5.1%	863	11.6%	865	11.7%
Cincinnati	200	6.3%	797	25.1%	498	15.7%
Dallas	58	1.0%	472	8.4%	795	14.1%
Denver	122	11.2%	63	5.8%	409	37.6%
Houston	147	3.3%	452	10.1%	306	6.8%
Indianapolis	141	16.7%	—	0.0%	140	16.6%
Louisville	—	0.0%	38	12.7%	200	66.7%
Memphis	472	34.1%	—	0.0%	—	0.0%
Miami	—	0.0%	200	13.4%	105	7.0%
Nashville	—	0.0%	652	31.6%	622	30.1%
New Jersey	—	0.0%	191	14.5%	91	6.9%
Northern California	87	1.9%	412	9.2%	1,849	41.3%
Orlando	11	0.6%	184	9.8%	387	20.7%
Pennsylvania	—	0.0%	713	24.6%	873	30.1%
Phoenix	154	7.5%	357	17.5%	220	10.8%
Seattle	54	1.4%	62	1.6%	226	5.9%
Southern California	—	0.0%	244	2.8%	849	9.8%
Total	1,908	3.0%	6,683	10.6%	9,940	15.8%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2017(2)	1,908	$9,558	2.7%
2018	6,683	31,507	9.0%
2019	9,940	46,847	13.4%
2020	8,728	47,398	13.5%
2021	10,891	65,028	18.5%
Thereafter	24,721	150,248	42.9%
Total occupied	62,871	$350,586	100.0%
Available or leased but not occupied	2,841
Total consolidated properties	65,712

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes leases with an initial term of less than one year.

(3)	Percentage is based on consolidated occupied square feet as of June 30, 2017 in each market and in total.

(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

Second Quarter 2017 Supplemental Reporting Package	Page 9

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance(1)

	For the Six Months Ended June 30, 2017	2017 Estimate
		Current Guidance		Previous Guidance
	Actual	Low	High	Low	High
Net earnings per common share – diluted	$0.61	$0.84	$0.90	$0.54	$0.62
FFO, as adjusted, per common share and unit – diluted(2)	$1.21	$2.39	$2.45	$2.36	$2.44

ASSUMPTIONS:
Operating Metrics:(3)
Average consolidated operating occupancy	97.30%	97.00%	97.75%	96.50%	97.50%
Annual Same-Store Portfolio:
NOI growth – cash basis(4)	10.00%	7.25%	8.00%	6.50%	7.50%
NOI growth – straight-line basis(4)	4.80%	3.75%	4.50%	3.25%	4.25%

Capital Deployment:
Development starts(5)	$59	$275	$350	$250	$350
Acquisitions(6)	$16	$50	$100	$5	$100

Capital Funding:
Dispositions	$56	$150	$250	$100	$200
Equity issuance	$60	$60	$100	$11	$100

General and administrative expense(7)	$15.00	$28.75	$29.25	$27.75	$29.25

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.61	$0.84	$0.90	$0.54	$0.62
Adjustments:
Gain on dispositions of real estate interests	(0.29)	(0.29)	(0.29)	0.00	0.00
Real estate related depreciation and amortization(8)	0.88	1.81	1.81	1.81	1.81
Noncontrolling interests in adjustments	0.00	0.02	0.02	0.01	0.01
FFO per common share and unit – diluted(9)	1.20	2.38	2.44	2.36	2.44
Adjustments:
Hedge ineffectiveness (non-cash)	0.00	0.00	0.00	0.00	0.00
Impairment loss on land	0.01	0.01	0.01	0.00	0.00
FFO, as adjusted, per common share and unit – diluted	$1.21	$2.39	$2.45	$2.36	$2.44

(1)	Net earnings and FFO guidance are based on the significant assumptions noted in this table.

(2)	Excludes impairment loss on land and potential non-cash interest expense related to hedge ineffectiveness.

(3)	Does not consider potential future acquisitions or dispositions other than assets held for sale.

(4)	Actual and assumed amounts exclude revenue from lease terminations.

(5)	Represents our total projected investment for construction projects started or projected to start in 2017.

(6)	Excludes the acquisition of land.

(7)	Excludes actual acquisition costs.

(8)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(9)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Second Quarter 2017 Supplemental Reporting Package	Page 10

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income (“Cash NOI”)	For the Three Months Ended June 30, 2017
NOI(1)	$79,462
Less:
Revenue from lease terminations	(435)
Straight-line rents, net of related bad debt expense	(822)
Net amortization of below market rents	(712)
Cash NOI, excluding revenue from lease terminations(1)	77,493
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	3,869
Proportionate share of Cash NOI relating to noncontrolling interests	(513)
Cash NOI attributable to common stockholders(1)	80,849

NOI adjustments to normalize Cash NOI:
Free rent(3)	919
Partial quarter adjustment for stabilized properties acquired(4)	71
Partial quarter adjustment for properties disposed(5)	(661)
Partial quarter adjustment for value-add acquisitions stabilized(6)	46
Partial quarter adjustment for development properties stabilized(6)	292
Partial quarter adjustment for redevelopment properties stabilized(6)	82
Value-add acquisitions not yet placed into operating portfolio(7)	(478)
Development properties not yet placed into operating portfolio(7)	(410)
Redevelopment properties not yet placed into operating portfolio(7)	—
NOI adjustments, net	(139)
Proforma Cash NOI(1)	$80,710

Other income:
Institutional capital management and other fees	$304

Balance Sheet Items(8)	As of June 30, 2017
Other assets:
Cash, cash equivalents and restricted cash	$55,568
Other receivables, net	3,766
Other tangible assets, net(9)	19,005
Value-add acquisitions at book value	31,233
Development properties at book value	246,643
Properties in pre-development at book value	70,318
Redevelopment properties at book value	19,948
Land held at book value	4,026
Other assets	$450,507

Liabilities:
Line of credit, senior unsecured notes and mortgage notes(10)	$1,623,451
DCT's proportionate share of debt related to unconsolidated joint ventures(11)	45,494
Accounts payable, accrued expenses and distributions payable	125,748
Tenant prepaids and security deposits	34,823
Other tangible liabilities	4,808
Estimated cost to stabilize Q2 2017 building acquisitions, if applicable	215
Liabilities	$1,834,539

Other information:(12)
Common shares outstanding at period end	92,956
Operating partnership units outstanding at period end	3,440

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Definitions for additional information.

(3)	Excludes approximately $0.3 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.

(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(5)
Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter and our proportionate share of Cash NOI recognized during the quarter from unconsolidated joint venture properties disposed of during the quarter.

(6)
Reflects three months of expected Cash NOI for Value-Add Acquisitions, development and Redevelopment properties stabilized during the quarter, including our proportionate share of three months of expected Cash NOI from unconsolidated joint venture properties stabilized, less actual Cash NOI recognized during the quarter related to these properties.

(7)	Reflects actual Cash NOI recognized during the quarter for Value-Add Acquisitions, development and Redevelopment properties not yet stabilized as of the end of the quarter.

(8)	Includes assets held for sale.

(9)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $1.7 million.

(10)	Excludes $1.5 million of premiums, $7.0 million of noncontrolling interests' share of consolidated debt and $7.2 million of deferred loan costs, net of amortization.

(11)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(12)	Excludes 0.5 million of participating securities and 0.1 million of potentially dilutive securities.

Second Quarter 2017 Supplemental Reporting Package	Page 11

Property Overview (unaudited)

As of June 30, 2017

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:(4)		(in thousands)			(in thousands)
Atlanta	35	7,347	11.2%	98.7%	$26,398	$3.64	8.6%
Baltimore/Washington D.C.	18	2,164	3.3%	91.7%	14,244	7.18	4.6%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.6%
Chicago	36	8,043	12.2%	92.2%	28,847	3.89	9.4%
Cincinnati	29	3,177	4.8%	99.8%	11,085	3.49	3.6%
Dallas	40	5,668	8.6%	96.5%	21,161	3.87	6.9%
Denver	7	969	1.5%	92.8%	4,546	5.06	1.5%
Houston	37	4,537	6.9%	98.9%	27,355	6.10	8.9%
Indianapolis	2	844	1.3%	100.0%	3,424	4.06	1.1%
Louisville	1	300	0.5%	100.0%	822	2.74	0.3%
Memphis	2	1,385	2.1%	100.0%	3,985	2.88	1.3%
Miami(5)	12	1,491	2.3%	100.0%	12,225	8.20	4.0%
Nashville	4	2,064	3.1%	100.0%	6,904	3.35	2.3%
New Jersey	8	1,313	2.0%	100.0%	8,146	6.20	2.7%
Northern California	31	4,475	6.8%	100.0%	28,639	6.40	9.3%
Orlando	21	1,962	3.0%	95.4%	8,289	4.43	2.7%
Pennsylvania	13	3,038	4.6%	95.4%	14,153	4.88	4.6%
Phoenix	23	2,060	3.1%	99.0%	9,612	4.71	3.1%
Seattle	29	3,717	5.7%	100.0%	21,954	5.91	7.2%
Southern California(5)	48	8,786	13.4%	98.3%	49,546	5.74	16.2%
Total/weighted average – operating portfolio	397	63,812	97.1%	97.5%	303,033	4.87	98.9%

VALUE-ADD ACQUISITIONS:
Denver	2	190	0.3%	100.0%	1,499	7.88	0.5%
Seattle	1	120	0.2%	71.5%	465	5.42	0.1%
Total/weighted average – value-add acquisitions	3	310	0.5%	89.0%	1,964	7.12	0.6%

DEVELOPMENT PROPERTIES:
Atlanta	1	549	0.8%	41.4%	987	4.35	0.3%
Dallas	1	347	0.5%	52.3%	693	3.82	0.2%
Miami	1	136	0.2%	0.0%	—	—	0.0%
Orlando	1	95	0.1%	0.0%	—	—	0.0%
Seattle	1	251	0.4%	0.0%	—	—	0.0%
Total/weighted average – development properties	5	1,378	2.0%	29.6%	1,680	4.11	0.5%

REDEVELOPMENT PROPERTIES:
Chicago	1	101	0.2%	0.0%	—	—	0.0%
Southern California	1	111	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	2	212	0.4%	0.0%	—	—	0.0%

Total/weighted average – consolidated properties	407	65,712	100.0%	95.7%	$306,677	$4.88	100.0%

See footnotes on next page.

Second Quarter 2017 Supplemental Reporting Package	Page 12

Property Overview (continued)

As of June 30, 2017

Markets	Number of Buildings	Percentage Owned(6)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED OPERATING PORTFOLIO:(7)			(in thousands)			(in thousands)
Southern California Logistics Airport(8)	8	50.0%	2,975	39.2%	99.9%	$10,946	$3.68	38.4%
Total/weighted average – unconsolidated operating portfolio	8	50.0%	2,975	39.2%	99.9%	10,946	3.68	38.4%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURES:
Chicago	2	20.0%	1,033	13.6%	94.1%	3,051	3.14	10.7%
Cincinnati	1	20.0%	543	7.2%	100.0%	2,189	4.03	7.7%
Dallas	1	20.0%	540	7.1%	100.0%	1,809	3.35	6.3%
Denver	5	20.0%	773	10.2%	100.0%	4,285	5.55	15.0%
Nashville	2	20.0%	1,020	13.5%	100.0%	2,924	2.87	10.2%
Orlando	2	20.0%	696	9.2%	100.0%	3,333	4.79	11.7%
Total/weighted average – co-investment operating properties	13	20.0%	4,605	60.8%	98.7%	17,591	3.87	61.6%
Total/weighted average – unconsolidated portfolio	21	31.8%	7,580	100.0%	99.1%	$28,537	$3.80	100.0%

(1)	Based on leases commenced as of June 30, 2017.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of June 30, 2017, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $4.2 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to Value-Add Acquisitions, developments and Redevelopments not yet placed into operation or stabilized during the three months ended June 30, 2017, based on the first month of cash base rent.

(4)	Includes assets held for sale.

(5)	As of June 30, 2017, our ownership interest in the Miami and Southern California properties was 99.6% and 95.2%, respectively, based on our equity ownership weighted by square feet.

(6)	Percentage owned is based on equity ownership weighted by square feet.

(7)	See Definitions for additional information.

(8)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Second Quarter 2017 Supplemental Reporting Package	Page 13

Value-Add Acquisitions Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2017	Cumulative Costs at 6/30/2017	Projected Investment	Acquisition Date	Percentage Leased(2)
Consolidated Value-Add Acquisitions Activities:
Stabilized in Q2 2017
435 Henry Robinson	Atlanta	52	1	399	100%	$431	$17,602	$17,602	Q1-2015	100%
Projected Stabilized Yield(3)		7.5%

Value-Add Acquisitions in Lease-Up
17801 East 40th Ave(4)	Denver	4	1	44	100%	$5,309	$5,309	$5,524	Q2-2017	100%
10000 East 45th Avenue(5)	Denver	7	1	146	100%	0	15,539	16,144	Q4-2016	100%
1725 Puyallup Street	Seattle	8	1	120	100%	1	10,385	10,531	Q3-2014	71%
Total Value-Add Acquisitions in Lease-Up		19	3	310	100%	$5,310	$31,233	$32,199		89%
Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(3)		6.8%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Yield computed on a GAAP basis including rents on a straight-line basis.

(4)	Percentage leased includes a 44,000 square foot lease with a known move-out expected to occur within 24 months of the acquisition date.

(5)	Percentage leased includes a 116,000 square foot lease with a known move-out expected to occur within 24 months of the acquisition date.

Second Quarter 2017 Supplemental Reporting Package	Page 14

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2017

							Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)		Q2-2017	Cumulative Costs at 6/30/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q2 2017
SCLA Building 18(4)	Southern California	16	1	370	50%	(5)	$6,916	$12,915	$16,118	Q2-2017	100%
Projected Stabilized Yield(6)		9.0%

Development Projects in Lease-Up
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%		$952	$27,041	$31,627	Q4-2016	83%
DCT Waters Ridge	Dallas	18	1	347	100%		251	20,441	21,072	Q4-2016	52%
DCT Commerce Center Building C	Miami	8	1	136	100%		2,137	14,885	15,900	Q2-2017	100%
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%		293	6,196	7,006	Q3-2016	33%
DCT White River Corporate Center North	Seattle	13	1	251	100%		1,608	20,221	21,615	Q4-2016	100%
	Total	92	5	1,378	100%		$5,241	$88,784	$97,220		76%

Under Construction
DCT Terrapin Commerce Center Building I	Baltimore/Washington D.C.	13	1	126	100%		$249	$4,507	$14,585	Q1-2018	0%
DCT Central Avenue	Chicago	54	1	190	100%		7,851	45,620	63,755	Q3-2017	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%		746	13,106	15,801	Q3-2017	0%
DCT Greenwood	Chicago	8	1	140	100%		2,633	4,872	11,642	Q4-2017	0%
DCT Miller Road	Dallas	17	1	270	100%		4,236	11,923	15,098	Q3-2017	42%
DCT DFW Trade Center	Dallas	10	1	112	100%		1,999	7,731	9,609	Q3-2017	0%
DCT Summit Distribution Center	Denver	12	1	168	100%		2,977	5,787	13,787	Q4-2017	0%
DCT Rail Center 225, B	Houston	13	1	222	100%		433	2,942	14,866	Q1-2018	100%
DCT Commerce Center Building D	Miami	8	1	137	100%		2,652	9,125	15,787	Q4-2017	0%
DCT Commerce Center Building E	Miami	10	1	162	100%		2,740	12,561	19,826	Q4-2017	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%		2,302	6,050	21,572	Q1-2018	0%
DCT Arbor Avenue	Northern California	40	1	796	100%		9,955	33,635	52,693	Q3-2017	0%
	Total	208	12	2,712	99%		$38,773	$157,859	$269,021		24%

Total Projects Under Development		300	17	4,090	99%		$44,014	$246,643	$366,241		42%
Projected Stabilized Yield – Projects Under Development(6)		7.4%

Pre-Development
DCT Terrapin Commerce Center Building II	Baltimore/Washington D.C.	10			100%		$158	$3,313
DCT Freeport West Building II	Dallas	7			100%		1,455	1,455
DCT Freeport West Building III	Dallas	6			100%		1,089	1,089
DCT PetroPort Industrial Park Building I	Houston	12			100%		898	898
DCT PetroPort Industrial Park Building II	Houston	23			100%		1,639	1,639
Seneca Commerce Center Building II	Miami	11			90%		411	2,909
Seneca Commerce Center Building III	Miami	11			90%		443	2,789
Seneca Commerce Center Building IV	Miami	4			90%		77	3,182
DCT Williams Corporate Center	Northern California	4			100%		157	5,876
DCT Airport Distribution Center Building E	Orlando	6			100%		27	1,531
DCT Airport Distribution Center Building F	Orlando	6			100%		22	1,456
DCT Airport Distribution Center Building G	Orlando	11			100%		68	2,329
DCT Rockline Commerce Center Building I	Pennsylvania	8			100%		2,045	2,045
DCT Rockline Commerce Center Building II	Pennsylvania	17			100%		4,033	4,033
Blair Logistics Center Bldg A	Seattle	26			100%		1,667	17,633
Blair Logistics Center Bldg B	Seattle	21			100%		734	12,268
Blair Logistics Storage Yard	Seattle	6			100%		49	3,046
DCT Jurupa Logistics Center II	Southern California	5			100%		93	2,827
	Total	194					$15,065	$70,318

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)
During December 2016, DCT commenced construction on SCLA Building 18, a 370,000 square foot building located in our SCLA unconsolidated joint venture. The cumulative costs of $12.9 million represent the unconsolidated joint venture's cumulative costs and are not included in our “Operating portfolio” on our Consolidated Balance Sheet as of June 30, 2017.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

(6)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2017 Supplemental Reporting Package	Page 15

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2017	Cumulative Costs at 6/30/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Stabilized in Q2 2017
5555 8th Street East	Seattle	6	1	103	100%	$48	$11,816	$11,822	Q2-2016	100%
Projected Stabilized Yield(4)		5.8%
Redevelopment Projects in Lease-Up
2201 Arthur Avenue	Chicago	5	1	101	100%	$170	$9,236	$9,696	Q3-2016	0%

Redevelopment Projects Under Construction
10810 Painter Avenue	Southern California	5	1	111	100%	$946	$10,712	$11,896	Q3-2017	0%

Total Redevelopment Projects in Lease-Up and Under Construction		10	2	212	100%	$1,116	$19,948	$21,592		0%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.7%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2017 Supplemental Reporting Package	Page 16

Acquisition and Disposition Summary (unaudited)

For the Six Months Ended June 30, 2017

Month	Property Name	Type	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at June 30, 2017
BUILDING ACQUISITIONS:				(buildings in sq. ft.)
April	17801 East 40th Ave.	Value-Add Acquisition	Denver	44,000	100.0%	100.0%
June	3536 Arden Road	Stabilized	Northern California	73,000	100.0%	100.0%
Total YTD Purchase Price – $16.3 million				117,000	100.0%	100.0%

LAND ACQUISITIONS:
February	DCT Airport Distribution Center Building G	Land	Orlando	11.6 acres
February	DCT Williams Corporate Center	Land	Northern California	3.6 acres
March	DCT Rail Center 225, B	Land	Houston	13.2 acres
May	DCT Freeport West Buildings II and III	Land	Dallas	12.9 acres
May	DCT Rockline Commerce Center Buildings I and II	Land	Pennsylvania	25.1 acres
June	DCT PetroPort Industrial Park Buildings I and II	Land	Houston	34.8 acres
Total YTD Land Purchase Price – $18.5 million				101.2 acres

BUILDING DISPOSITIONS:
Consolidated Properties
April	6940 San Tomas Road	Stabilized	Baltimore/Washington D.C.	144,000	100.0%
June	4701 Creek Road	Operating	Cincinnati	66,000	88.6%
June	101 N. 103rd and 104th Ave. (2 buildings)	Stabilized	Phoenix	558,000	100.0%
Total YTD Sales Price – $53.0 million				768,000	99.0%

Unconsolidated Joint Ventures
June	TRT – Riverport Portfolio (3 buildings)	Stabilized	Louisville	609,000	100.0%
Total YTD Sales Price – $2.7 million(1)				609,000	100.0%

(1)	The sales price reflects our share of gross proceeds from the property sold by the unconsolidated joint venture.

Second Quarter 2017 Supplemental Reporting Package	Page 17

Indebtedness (unaudited, dollar amounts in thousands)

As of June 30, 2017

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of June 30, 2017
SENIOR UNSECURED NOTES:
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	$81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums (discounts), net of amortization				56
Deferred loan costs, net of amortization				(4,791)
				1,005,265
MORTGAGE NOTES:
Fixed rate secured debt	5.92%	5.83%	October 2018 – August 2025	162,440
Premiums (discounts), net of amortization				1,443
Deferred loan costs, net of amortization				(275)
				163,608
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	2.17%	2.17%	April 2019	133,000
2020 Notes, variable rate(3)	2.27%	2.27%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,143)
				455,857

Total carrying value of consolidated debt				$1,624,730

Fixed rate debt	4.69%	4.95%		84%
Variable rate debt	2.22%	2.22%		16%
Weighted average interest rate	4.30%	4.52%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)	3.77%	3.77%		$45,494

Scheduled Principal Payments of Debt as of June 30, 2017 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2017	$—	$3,309	$—	$3,309
2018	81,500	6,747	—	88,247
2019	46,000	51,344	133,000	230,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
Thereafter	80,000	—	—	80,000
Total	$1,010,000	$162,440	$458,000	$1,630,440

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $265.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of June 30, 2017.

(3)
The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap, which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Second Quarter 2017 Supplemental Reporting Package	Page 18

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except per share data)

Capitalization at June 30, 2017

Description	Shares or Units(1)	Share Price		Market Value

Common shares outstanding	92,956	$53.44		$4,967,569
Operating partnership units outstanding	3,440	$53.44	(2)	183,834
Total equity market capitalization				5,151,403

Consolidated debt, excluding deferred loan costs of $7.2 million				1,631,939
Less: Noncontrolling interests’ share of consolidated debt(3)				(6,989)
Proportionate share of debt related to unconsolidated joint ventures(4)				45,494
DCT share of total debt				1,670,444
Total market capitalization				$6,821,847

DCT share of total debt to total market capitalization				24.5%

Common Stock Dividend Yield

		For the Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Dividend declared per common share	$0.31	$0.31	$0.31	$0.29	$0.29
Price per share	$53.44	$48.12	$47.88	$48.55	$48.04
Dividend yield – annualized	2.3%	2.6%	2.6%	2.4%	2.4%

Fixed Charge Coverage Ratio

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$41,634	$21,418	$56,593	$57,809
Interest expense	16,805	15,635	33,560	32,057
Proportionate share of interest expense from unconsolidated joint ventures(4)	270	277	541	551
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(4)	1,234	1,098	2,457	2,198
Income tax expense and other taxes	69	172	203	288
Impairment loss on land	938	—	938	—
Stock-based compensation	1,578	1,438	3,004	2,740
Noncontrolling interests	1,858	1,154	2,688	3,109
Non-FFO gain on dispositions of real estate interests	(28,076)	(12,955)	(28,102)	(43,052)
Adjusted EBITDA	$77,757	$68,138	$154,934	$135,671

CALCULATION OF FIXED CHARGES:
Interest expense	$16,805	$15,635	$33,560	$32,057
Capitalized interest	3,087	2,661	5,772	5,608
Amortization of loan costs and debt premium/discount	(422)	(224)	(638)	(450)
Other non-cash interest expense	(999)	(1,381)	(2,052)	(3,468)
Proportionate share of interest expense from unconsolidated joint ventures(4)	270	277	541	551
Total fixed charges	$18,741	$16,968	$37,183	$34,298

Fixed charge coverage ratio	4.1x	4.0x	4.2x	4.0x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of June 30, 2017.

(2)	Operating partnership unit per share price is based on the per share closing price of DCT's common stock.

(3)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(4)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

Second Quarter 2017 Supplemental Reporting Package	Page 19

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of June 30, 2017

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	35.9%
Fixed charge coverage ratio	> 1.5 x	3.78 x
Secured debt leverage ratio	< 45%	5.3%
Unencumbered assets to unsecured debt	> 1.67 x	2.63 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	31.5%
Fixed charge coverage ratio	> 1.5 x	3.78 x
Secured debt leverage ratio	< 35%	3.9%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	34.8%
Fixed charge coverage ratio	> 1.5 x	3.99 x
Secured debt leverage ratio	< 40%	3.5%
Unencumbered assets to unsecured debt	> 1.50 x	2.79 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Second Quarter 2017 Supplemental Reporting Package	Page 20

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Six Months Ended June 30, 2017
	JP Morgan	Stirling Capital Investments
Total rental revenues	$11,573	$7,797
Rental expenses and real estate taxes	(2,844)	(1,095)
Depreciation and amortization	(4,917)	(2,879)
General and administrative expense	(431)	(722)
Operating income	3,381	3,101
Interest expense	—	(1,525)
Interest and other expense	(111)	(1)
Net income	$3,270	$1,575
Other Data:
Number of properties	13	8
Square feet (in thousands)	4,605	2,975
Occupancy	98.7%	99.9%
DCT ownership(1)	20.0%	50.0%	(2)

Balance Sheet

	As of June 30, 2017
	JP Morgan	Stirling Capital Investments
Total investment in properties	$276,016	$143,642
Accumulated depreciation and amortization	(80,132)	(34,487)
Net investment in properties	195,884	109,155
Cash, cash equivalents and restricted cash	3,935	1,721
Other assets	4,764	2,180
Total assets	$204,583	$113,056

Other liabilities	$5,310	$4,036
Secure debt maturities – 2017	—	60,942	(3)
Secure debt maturities – 2021	—	7,720	(3)
Secure debt maturities – thereafter	—	29,465	(3)
Total secured debt	—	98,127
Total liabilities	5,310	102,163
Partners or members' capital	199,273	10,893
Total liabilities and partners or members' capital	$204,583	$113,056

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)
$61.0 million of debt, excluding $0.1 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. $30.0 million of debt, excluding $0.5 million of deferred loan costs, requires principal and interest payments through May 2024 and has a fixed interest rate of 4.6%. $7.7 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

Second Quarter 2017 Supplemental Reporting Package	Page 21

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:
Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease (holdover payments are excluded). If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then such lease is excluded from the calculation. All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.
Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.
NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.
FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:
•
Add real estate-related depreciation and amortization;
•
Subtract gains from dispositions of real estate held for investment purposes;
•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•
Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:
We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Second Quarter 2017 Supplemental Reporting Package	Page 22

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$41,634	$21,418	$56,593	$57,809
Net income attributable to noncontrolling interests	1,858	1,154	2,688	3,109
Income tax expense and other taxes	69	172	203	288
Impairment loss on land	938	—	938	—
Interest and other (income) expense	7	(48)	12	(563)
Interest expense	16,805	15,635	33,560	32,057
Equity in earnings of unconsolidated joint ventures, net	(2,737)	(935)	(4,253)	(1,819)
General and administrative expense	7,821	7,358	15,013	13,620
Real estate related depreciation and amortization	41,447	39,901	83,052	79,971
Gain on dispositions of real estate interests	(28,076)	(12,955)	(28,102)	(43,052)
Casualty (gain) loss	—	162	(270)	162
Institutional capital management and other fees	(304)	(305)	(776)	(698)
Total NOI	$79,462	$71,557	$158,658	$140,884

Quarterly Same-Store Portfolio NOI:
Total NOI	$79,462	$71,557
Less NOI – non-same-store properties	(7,915)	(3,206)
Less revenue from lease terminations	(435)	(22)
Add early termination straight-line rent adjustment	117	22
NOI, excluding revenue from lease terminations	71,229	68,351
Less straight-line rents, net of related bad debt expense	(85)	(4,803)
Less amortization of above/(below) market rents	(581)	(762)
Cash NOI, excluding revenue from lease terminations	$70,563	$62,786

Annual Same-Store Portfolio NOI:
Total NOI	$79,462	$71,557	$158,658	$140,884
Less NOI – non-same-store properties	(12,100)	(7,015)	(23,573)	(12,827)
Less revenue from lease terminations	(435)	(22)	(936)	(102)
Add early termination straight-line rent adjustment	117	22	134	132
NOI, excluding revenue from lease terminations	67,044	64,542	134,283	128,087
Less straight-line rents, net of related bad debt expense	105	(2,901)	(949)	(6,481)
Less amortization of above/(below) market rents	(535)	(716)	(1,131)	(1,373)
Cash NOI, excluding revenue from lease terminations	$66,614	$60,925	$132,203	$120,233

Operating Portfolio:
Includes all consolidated stabilized properties. Value-Add Acquisitions, Developments and Redevelopments are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Second Quarter 2017 Supplemental Reporting Package	Page 23

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended June 30, 2017
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$41,634
Net income attributable to noncontrolling interests	1,858
Income tax expense and other taxes	69
Impairment loss on land	938
Interest and other expense	7
Interest expense	16,805
Equity in earnings of unconsolidated joint ventures, net	(2,737)
General and administrative expense	7,821
Real estate related depreciation and amortization	41,447
Gain on dispositions of real estate interests	(28,076)
Institutional capital management and other fees	(304)
Total NOI	79,462
Less:
Revenue from lease terminations	(435)
Straight-line rents, net of related bad debt expense	(822)
Net amortization of below market rents	(712)
Cash NOI, excluding revenue from lease terminations	77,493
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	3,869
Proportionate share of Cash NOI relating to noncontrolling interests	(513)
Cash NOI attributable to common stockholders	80,849

NOI adjustments to normalize Cash NOI:
Free rent	919
Partial quarter adjustment for properties acquired	71
Partial quarter adjustment for properties disposed	(661)
Partial quarter adjustment for value-add acquisitions stabilized	46
Partial quarter adjustment for development properties stabilized	292
Partial quarter adjustment for redevelopment properties stabilized	82
Value-add acquisitions not yet placed into operating portfolio	(478)
Development properties not yet placed into operating portfolio	(410)
Redevelopment properties not yet placed into operating portfolio	—
NOI adjustments, net	(139)
Proforma Cash NOI	$80,710

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Value-Add Acquisitions, Developments and Redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties' use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

Sales Price:
Contractual price of real estate sold.

Second Quarter 2017 Supplemental Reporting Package	Page 24

Definitions (continued)

Same-Store:
Annual Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Quarterly Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before April 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to April 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Same-Store NOI Growth:
Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period's same-store properties' NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of March 31, 2017	64,003
Acquisitions	73
Dispositions	(768)
Value-add acquisitions, developments and redevelopments stabilized and placed into operating portfolio	502
Miscellaneous	2
Total operating portfolio square feet including assets held for sale as of June 30, 2017	63,812

Total value-add acquisitions square feet as of March 31, 2017	665
Acquisitions	44
Value-add acquisitions stabilized and placed into operating portfolio	(399)
Total value-add acquisitions square feet as of June 30, 2017	310

Total projects under development square feet as of March 31, 2017	4,334
Construction starts	126
Developments stabilized and placed into operation(1)	(370)
Total projects under development square feet as of June 30, 2017	4,090

Total projects under redevelopment square feet as of March 31, 2017	315
Redevelopments stabilized and placed into operation	(103)
Total projects under redevelopment square feet as of June 30, 2017	212

(1)	The 370,000 square feet relate to a building located in our SCLA unconsolidated joint venture and are not included in our “Operating portfolio.”
Stabilized:
Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date; or

•
If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space (holdover payments are excluded). All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Second Quarter 2017 Supplemental Reporting Package	Page 25

Definitions (continued)

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:
Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition; or

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.
Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

Second Quarter 2017 Supplemental Reporting Package	Page 26